EX-99(a)(6)

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

FRANKLIN LIMITED DURATION INCOME TRUST
A DELAWARE STATUTORY TRUST

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

OF

FRANKLIN LIMITED DURATION INCOME TRUST

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST (“Declaration of Trust”) made as this __th day of ____, 2021, by the Trustees hereunder, and by the holders of Shares to be issued by the Trust hereunder as hereinafter provided.

WITNESSETH:

WHEREAS the Trust has been formed to carry on the business of a closed-end management investment company as defined in the 1940 Act; and

WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time, and the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets that they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares as hereinafter set forth.

ARTICLE I.

NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

Section 1. NAME.  The Trust shall be known as “Franklin Limited Duration Income Trust” and the Board of Trustees shall conduct the business of the Trust under that name, or any other name as it may from time to time designate.

Section 2. OFFICES OF THE TRUST.  The Board may at any time establish offices of the Trust at any place or places where the Trust intends to do business.

Section 3. REGISTERED AGENT AND REGISTERED OFFICE.  The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth in the Trust’s Certificate of Trust.

Section 4. DEFINITIONS.  Whenever used herein, unless otherwise required by the context or specifically provided:

(a)   “12(D) CONTROL PERSON” shall mean any person who Controls, is Controlled by, or under common Control with, a 12(d) Holder; (solely for purposes of this definition, an Investment Adviser shall be deemed to Control any investment company that it advises, and an investment company shall include any collective investment vehicle that would be an investment company but for the exception provided by Section 3(c)(1) or (7) of the 1940 Act);
(b)   “12(D) HOLDER” is defined as an investment company (including, for purposes of (1) below, any collective investment vehicle that would be an investment company but for the exception provided by Section 3(c)(1) or (7) of the 1940 Act) that in the aggregate owns, directly or indirectly through any companies Controlled by the 12(d) Holder, of record or beneficially as defined in Rule 13d-3 and 13d-5 of the 1934 Act:

(i)	More than three percent (3%) of the outstanding voting Shares of the Trust;

(ii)
Securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment company or of any company or companies Controlled by such investment company;

(iii)
Securities issued by the Trust and by all other investment companies having an aggregate value in excess of ten percent (10%) of the total assets of the investment company making such investment or any company or companies Controlled by the investment company making such investment;

(iv)
Together with other investment companies having the same Investment Adviser and companies Controlled by such investment companies, more than ten percent (10%) of the total outstanding Shares of the Trust; or

(v)
For an investment company operating as a “fund of funds” pursuant to Section 12(d)(1)(F) of the 1940 Act, together with all Affiliated Persons of such investment company, more than three percent (3%) of the outstanding voting Shares of the Trust (solely for purposes of determining an “Affiliated Person” for purposes of this definition, an Investment Adviser shall be deemed to Control any investment company that it advises, including any collective investment vehicle that would be an investment company but for the exception provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act);

(c)   “1940 ACT” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(d)   “AFFILIATE” shall have the same meaning as “affiliated person” as such term is defined in the 1940 Act when used with reference to a specified Person, as defined below.

(e)   “BOARD OF TRUSTEES“ or “BOARD” shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV hereof, having the powers and duties set forth herein;

(f)   “BY-LAWS” shall mean By-Laws of the Trust, as amended or restated from time to time solely by the Trustees in accordance with Article VIII therein.  Such By-Laws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust;

(g)   “CERTIFICATE OF TRUST” shall mean the certificate of trust of the Trust filed with the office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as such certificate shall be amended or restated from time to time and filed with such office;

(h)   “CODE” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

(i)   “COMMISSION” shall have the meaning given that term in the 1940 Act;

(j)   “DSTA” shall mean the Delaware Statutory Trust Act (12 DEL. C. ss. 3801, et SEQ.), as amended from time to time;

(k)   “DECLARATION OF TRUST” shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time;

(l)   “INTERESTED PERSON” shall have the meaning given that term in the 1940 Act;

(m)   “INVESTMENT ADVISER” or “ADVISER” shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

(n)   “NATIONAL FINANCIAL EMERGENCY” shall mean the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the Trust of securities or other assets owned by the Trust is not reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine the net asset value of its assets; or (iii) such other period as the Commission may by order permit for the protection of investors;

(o)   “PERSON” shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory trust;

(p)   “POOLED VEHICLE” shall mean (i) any issuer meeting the definition of an “investment company” in Section 3(a) of the 1940 Act, or (ii) any person that would meet the definition of an investment company but for the exceptions in Section 3(c) of the 1940 Act;

(q)   “PRINCIPAL UNDERWRITER” shall have the meaning given that term in the 1940 Act;

(r)   “SHARES” shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

(s)   “SHAREHOLDER” shall mean a record owner of Shares pursuant to the By-Laws;

(t)   “TRUST” shall mean the Delaware statutory trust formed pursuant to the Original Declaration and the filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;

(u)   “TRUST PROPERTY” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, including, without limitation, the rights referenced in Article X, Section 5 hereof;

(v)   “TRUSTEE” or “TRUSTEES” shall mean each Person that signed the Original Declaration or that signs this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-Laws.  Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person’s or Persons’ capacity as a trustee or trustees hereunder and under the By-Laws; and

(w)   “VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES” shall have the meaning provided under Subsection 2(a)(42) of the 1940 Act or any successor provision thereof, which Subsection, as of the date hereof, is as follows: the vote, at a meeting of the Shareholders, (i) of sixty-seven  percent (67%) or more of the voting securities present in person or represented by proxy at such meeting, if the holders of more than fifty percent (50%) of the outstanding voting securities of the Trust are present or represented by proxy; or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less.

ARTICLE II.

PURPOSE OF TRUST

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act, investing primarily in securities and other financial instruments or property, and to exercise all of the powers granted to a statutory trust formed under the DSTA, including, without limitation, the following powers:

(a)   To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of, turn to account for, or realize upon, securities (which term “securities” shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages, other obligations or evidences of indebtedness, or financial instruments of any kind or nature, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets, and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term “issuer” shall, for the purposes of this Declaration of Trust, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, trusts, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities, financial instruments or other assets.

(b)   To acquire all or any part of the goodwill, rights, property, real estate, interests in real estate and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Trust has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property, real estate, interests in real estate and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

(c)   To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Trust; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

(d)   To issue and sell shares of beneficial interest, securities convertible into such shares of beneficial interest, or other security or evidence of indebtedness, in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of the State of Delaware, by the 1940 Act, and by this Declaration of Trust, as the Board of Trustees may determine.

(e)   To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote of the Shareholders) shares of beneficial interest in any manner and to the extent now or hereafter permitted by the laws of the State of Delaware, by the 1940 Act and by this Declaration of Trust.

(f)   To conduct its business in all its branches at one or more offices in Delaware and elsewhere in any part of the world, without restriction, or limit as to extent.

(g)   To exercise and enjoy, in Delaware and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, statutory trusts by the DSTA now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

(h)   In general, to carry on any other business in connection with or incidental to its trust purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to, or growing out of, or connected with, its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon statutory trusts by the laws of the State of Delaware as in force from time to time.

(i)   The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust.  Neither the Trust nor the Board of Trustees shall be required to obtain any court order to deal with any Trust Property or take any other action hereunder.

(j)   The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Declaration of Trust, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the State of Delaware, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed.

ARTICLE III.

SHARES

Section 1. DIVISION OF BENEFICIAL INTEREST.

(a)   The beneficial interest in the Trust shall at all times be divided into outstanding shares of the Trust, all without par value. The number of shares of beneficial interest in the Trust authorized hereunder is unlimited.

(b)   Subject to the 1940 Act and applicable law, the Board of Trustees shall have the power to issue authorized but unissued shares of beneficial interest in the Trust from time to time on such terms and for such consideration as provided in Article III, Section 2.  The Board of

Trustees, on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Trust.

(c)   Each Share shall entitle the holder to the voting rights as provided in Article V hereof.

(d)   Subject to the preferences of any class of Shares then existing, Shareholders shall be entitled to receive dividends and distributions, when, if and as declared by the Board of Trustees.  Dividends may be paid in cash or in kind.  All dividends and distributions from the Trust Property shall be made ratably among all Shareholders of a class according to the number of Shares of such class held of record by such Shareholders on the record date for any dividend or distribution.

(e)   Subject to any Board resolution establishing and designating a class of Shares, Shareholders shall have no preemptive or other right to subscribe for new or additional authorized, but unissued shares or other securities issued by the Trust.  The Board of Trustees may from time to time divide or combine the Shares of any class into a greater or lesser number of Shares of such class.  Any such division or combination shall not materially change the proportionate beneficial interest in Trust Property of Shareholders of such class at the time of such division or combination or materially affect the rights of Shareholders.

(f)   Any Trustee, officer or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of shares of beneficial interest in the Trust, whether such shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such shares herein and the 1940 Act.

Section 2. SALE OF SHARES.  The Trust may sell its authorized but unissued shares of beneficial interest to such Persons, at such times, on such terms, and for such consideration paid wholly or partly in cash or securities as the Board of Trustees may from time to time authorize; provided, that (i) each such sale shall be credited to the individual purchaser’s account in the form of full or fractional Shares, at the net asset value per Share, subject to the 1940 Act, including, but not limited to, Section 23 of the 1940 Act, and the rules and regulations adopted thereunder and (ii) the Board of Trustees may, in its sole discretion, permit the Principal Underwriter to impose a sales charge upon any such sale; and further provided, that each such sale shall be subject to the 1940 Act, the rules and regulations adopted thereunder and applicable law.  Every Shareholder by virtue of having become a Shareholder shall be deemed to have expressly assented and agreed to the terms of this Declaration of Trust and to have become bound as a party hereto.

Section 3. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY.  Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust, the By-Laws and under applicable law.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights, as a Shareholder under this Declaration of Trust and the By-Laws, of said deceased, incapacitated, dissolved, terminated or bankrupt Shareholder.  Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money other than such as the Shareholder may at any time personally agree to pay.  Each Share, when issued on the terms determined by the Board of Trustees, shall be fully paid and nonassessable.  As provided in the DSTA, Shareholders shall be entitled to the same limitation of personal liability as that extended to stockholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.

Section 4. POWER OF BOARD OF TRUSTEES TO MAKE TAX STATUS ELECTION.  The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code, without the vote of any Shareholder.

Section 5. SERIES AND CLASSES.  The Board of Trustees may authorize the division of Shares into separate and distinct series and classes of Shares. The establishment and designation of any series or class thereof shall be effective, without the requirement of Shareholder approval, upon the adoption of a resolution by not less than a majority of the Board of Trustees, which resolution shall set forth such establishment and designation and may provide, to the extent permitted by the DST and subject to the rights of any class of preferred Shares hereafter created, for rights, powers, preferences, terms and duties of such series or class thereof otherwise than as provided herein.  Each such resolution shall be incorporated herein by reference upon adoption.  Any such resolution may be amended by a further resolution of a majority of the Board of Trustees, and if Shareholder approval would be required to make such an amendment to the language set forth in this Declaration of Trust, such further resolution shall require the same Shareholder approval that would be necessary to make such amendment to the language set forth in this Declaration of Trust.  Each such further resolution shall be incorporated herein by reference upon adoption.

Section 6. INDEMNIFICATION OF SHAREHOLDERS.  If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating exclusively to his or her being or having been a Shareholder and not because of such Shareholder’s actions or omissions, such Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand; provided, however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder’s ownership of any Shares and (ii) expenses charged to a Shareholder pursuant to Article IV, Section 5 hereof.

ARTICLE IV.

THE BOARD OF TRUSTEES

Section 1. NUMBER, CLASSES AND ELECTION, TERM, REMOVAL AND RESIGNATION.

(a)    The initial Board of Trustees shall be comprised of the Trustee who first entered into the Original Declaration.  The initial Trustee shall execute and file or cause to be filed the Certificate of Trust with the office of the Secretary of State of the State of Delaware and shall execute a consent in writing to adopt the By-Laws of the Trust.  Such initial Trustee shall thereafter approve and adopt a resolution, prior to the election of a Board of Trustees by the initial Shareholder pursuant to paragraph (c) of this Section 1:  (i) fixing the number of Trustees constituting the entire Board of Trustees and dividing such Board of Trustees into three (3) classes, with the term of office of each class expiring upon the earlier of: (1) the end of its term set forth in paragraph (c) of this Section 1, as though the appointment set forth in (ii) below by the initial Trustee were the election by written consent of the initial Shareholder described in paragraph (c) of this Section 1; or (2) the election of a successor Board of Trustees by the initial Shareholder pursuant to paragraph (c) of this Section 1; and (ii) appointing Trustees to fill any vacancies.  If the initial Trustee determines to resign upon the appointment by the initial Trustee of the Trustees to fill the vacancies described in this paragraph, such resignation shall be effective upon the appointment of such Trustees.

(b)    The number of Trustees constituting the entire Board of Trustees may be fixed from time to time by the vote of a majority of the then Board of Trustees; PROVIDED, HOWEVER, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15) and the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act.  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.  Upon a person’s election or appointment as Trustee, such person shall execute a counterpart to this Declaration of Trust.

(c)    The Board of Trustees shall be divided into three (3) classes, with the term of office of one class expiring each year.  Upon the written consent of the initial Shareholder, Trustees of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting at the time such Trustees’ successors are elected and qualified; Trustees of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting at the time such Trustees’ successors are elected and qualified; and Trustees of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting at the time such Trustees’ successors are elected and qualified.

(d)   Thereafter, at each annual meeting of Shareholders, the successors to the class of Trustees whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting at the time such Trustees’ successors are elected and qualified; provided that the Trustees may also determine by resolution those Trustees in each class that shall be nominated and elected by Shareholders of a particular class of Shares (e.g., by a class of preferred Shares issued by the Fund) prior to the initial public offering of such class of Shares.  Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible for election as Trustees and no proposal to nominate Trustees shall be brought before a meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in the By-Laws, except as may be otherwise provided in any Board resolution establishing and designating a class of preferred Shares.

(e)   Each Trustee shall hold office for the term set forth in the applicable paragraph of this Section 1 or until such Trustee’s earlier death, resignation, removal or inability otherwise to serve.

(f)   Except as may be otherwise provided in any Board resolution establishing and designating a class of Shares, any Trustee may be removed for cause by the Shareholders, upon the vote of the holders of 75% of the Shares entitled to vote.  “Cause” for these purposes shall require willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Trustee.

(g)   Any Trustee may resign at any time by giving written notice to the secretary of the Trust or to a meeting of the Board of Trustees.  Except as set forth in paragraph (a) of this Section 1 with respect to the initial Trustee, such resignation shall be effective upon receipt, unless specified to be effective at some later time, but no later than the next succeeding annual meeting of Shareholders.

Section 2. TRUSTEE ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Except as otherwise required by applicable law, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting and without prior written notice if a consent or consents in writing setting forth the action so taken is signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees on the Board of Trustees or any committee thereof, as the case may be, were present and voted.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Trustee shall be deemed to be written and signed for purposes of this Section.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records.

Section 3. POWERS; OTHER BUSINESS INTERESTS; QUORUM AND REQUIRED VOTE.

(a)   POWERS.  Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by or under the direction of the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility.  The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the operation and administration of the Trust.  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by trustees or fiduciaries, but, subject to the other provisions of this Declaration of Trust and the By-Laws, shall have full authority and absolute power and control over the assets and the business of the Trust to the same extent as if the Board of Trustees was the sole owner of such assets and business in its own right, including such authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to accomplish the purposes of this Trust.  Without limiting the foregoing, the Board of Trustees may, subject to the requisite vote for such actions as set forth in this Declaration of Trust and the By-Laws:  (1) adopt By-Laws not inconsistent with applicable law or this Declaration of Trust; (2) amend, restate and repeal such By-Laws, subject to and in accordance with the provisions of such By-Laws; (3) fill vacancies on the Board of Trustees in accordance with this Declaration of Trust and the By-Laws; (4) elect and remove such officers and appoint and terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the By-Laws; (5) establish and terminate one or more committees of the Board of Trustees pursuant to the By-Laws; (6) place Trust Property in custody as required by the 1940 Act, employ one or more custodians of the Trust Property and authorize such custodians to employ sub-custodians and to place all or any part of such Trust property with a custodian or a custodial system meeting the requirements of the 1940 Act; (7) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or any number thereof or any other service provider as deemed appropriate; (8) provide for the issuance and distribution of shares of beneficial interest in the Trust or other securities or financial instruments directly or through one or more Principal Underwriters or otherwise; (9) retain one or more Investment Adviser(s); (10) repurchase Shares on behalf of the Trust and transfer Shares pursuant to applicable law; (11) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 4 of this Declaration of Trust; (12) declare and pay dividends and distributions to Shareholders from the Trust Property, in accordance with this Declaration of Trust and the By-Laws; (13) to the extent necessary to give effect to the rights, powers and preferences of any series or class established and designated, allocate assets and liabilities of the Trust to a particular series or class or apportion the same among two or more series or classes; and (14) in general delegate such authority as it considers desirable to any officer of the Trust, to any committee of the Trust and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing, shareholder servicing agent, Principal Underwriter, Investment Adviser, or other service provider, to the extent authorized and in accordance with this Declaration of Trust, the By-Laws and applicable law.  The powers of the Board of Trustees set forth in this Section 3(a) are without prejudice to the other powers of the Board of Trustees set forth in this Declaration of Trust and the By-Laws.  Any determination as to what is in the best interests of the Trust and its Shareholders made by the Board of Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Board of Trustees.

(b)   OTHER BUSINESS INTERESTS.  The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties.  The Trustees, or any Affiliate, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust, of any nature and description, independently or with or for the account of others.  Neither the Trust nor any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.

(c)   QUORUM AND REQUIRED VOTE.  At all meetings of the Board of Trustees, a majority of the Board of Trustees shall be present in person in order to constitute a quorum for the transaction of business.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article III, Sections 1 and 6 of the By-Laws and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.

Section 4. PAYMENT OF EXPENSES BY THE TRUST.  An authorized officer of the Trust shall pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of the income of the Trust, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses, fees, charges, taxes and liabilities associated with the services of the Trust’s officers, employees, Investment Adviser(s), Principal Underwriter, auditors, counsel, custodian, sub-custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

Section 5. PAYMENT OF EXPENSES BY SHAREHOLDERS.  The Board of Trustees shall have the power, as frequently as it may determine, to cause any Shareholder to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent for services provided to such Shareholder, an amount fixed from time to time by the Board of Trustees, by setting off such amount due from such Shareholder from the amount of (i) declared but unpaid dividends or distributions owed such Shareholder, or (ii) proceeds from the repurchase by the Trust of Shares from such Shareholder pursuant to Article VI hereof.

Section 6. OWNERSHIP OF TRUST PROPERTY.  Legal title to all of the Trust Property shall at all times be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

Section 7. SERVICE CONTRACTS.

(a)   Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive investment advisory or investment management services for the Trust with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, delegation of authority to the Investment Adviser to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.

(b)   Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the Board of Trustees may also, at any time and from time to time, contract with any Person, including any Affiliate, appointing it or them as the exclusive or nonexclusive placement agent, distributor or Principal Underwriter for the Trust’s shares of beneficial ownership or for other securities or financial instruments to be issued by the Trust, or appointing it or them to act as the administrator, custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust.

(c)   Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust as the Board of Trustees determines to be in the best interests of the Trust and its Shareholders.

(d)   None of the following facts or circumstances shall affect the validity of any of the following contracts or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or the Shareholders, provided that the establishment of and performance of each such contract is permissible under the 1940 Act, and provided further that such Person is authorized to vote upon such contract under the 1940 Act:

(i)
the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, placement agent, Principal Underwriter, distributor, or Affiliate or agent of or for any Person, or for any parent or Affiliate of any Person, with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made, or that any such Person, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

(ii)
the fact that any Person with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made also has such a service contract with one or more other Persons, or has other business or interests.

(e)   Every contract referred to in this Section 7 is required to comply with this Declaration of Trust, the By-Laws, the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

Section 8. TRUSTEE QUALIFICATIONS.

For purposes of this Section 8, “AFFILIATED PERSON,” “CONTROL,” “INTERESTED PERSON” and “PRINCIPAL UNDERWRITER” have the meanings ascribed in Section 2 of the 1940 Act; and “INVESTMENT ADVISER” has the meaning ascribed in Section 202(a)(11) of the Advisers Act.

(a) An individual who is an Affiliated Person of any:

(i)	Investment Adviser (other than the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment Adviser);

(ii)	Pooled Vehicle (other than a Pooled Vehicle advised or managed by the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment Adviser); or

(iii)
Entity Controlling, Controlled by, or under common Control with, any Investment Adviser (other than the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment Adviser) or Pooled Vehicle (other than a Pooled Vehicle advised or managed by the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment Adviser);

shall be disqualified from being nominated or serving as a Trustee, if the Board determines by a vote of a majority of the Trustees (excluding the vote of any Trustee subject to such vote) that such relationship is reasonably likely to:

(i)	Present undue conflicts of interest between (i) the Trust and its shareholders, and (ii) such other Investment Adviser or Pooled Vehicle;

(ii)	Impede the ability of the individual to discharge the duties of a Trustee; and/or

(iii)	Impede the free flow of information (including proprietary, non-public or confidential information) between the Trust’s Investment Adviser and the Board of Trustees.

(b) An individual who:

(i)	Is a 12(d) Control Person;

(ii)	Is an Affiliated Person of a 12(d) Holder or 12(d) Control Person; or

(iv)	Has accepted directly or indirectly any consulting, advisory, or other compensatory fee from any 12(d) Holder or 12(d) Control Person;

shall be disqualified from being nominated or serving as a Trustee.

(c) An individual who has been subject to any censure, order, consent decree or adverse final action of any federal, state, or foreign governmental or regulatory authority barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (“Prohibited Conduct”), been the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or serving as a Trustee failing to satisfy the requirements of this paragraph, or is or has been engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operation of, suspending, or revoking the registration of any Investment Adviser under Section 203(e) or (f) of the Advisers Act shall be disqualified from being nominated or serving as a Trustee.

(d) An individual who is or has been the subject of any of the ineligibility provisions contained in Sections 9(a) or 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from servicing or acting as an employee, officer, trustee, director, member of an advisory board, Investment Adviser or depositor of, or Principal Underwriter for, a registered investment company or Affiliated Person of such Investment Adviser, depositor, or Principal Underwriter shall be disqualified from being nominated or serving as a Trustee.

(e) An individual who has been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving dishonesty or breach of trust, or has been convicted or has pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof, shall be disqualified from being nominated or serving as a Trustee.

(f) To qualify for nomination and service as a Trustee, an individual shall have such specific, minimum qualifications as the Nominating Committee of the Trust (or such other Committee of the Trust or the full Board, as the Board may determine) believes a candidate must meet before being considered as a candidate for Board membership.

Section 9. INDEPENDENT TRUSTEE. “Independent Trustee” shall have the meaning as defined in Section 3801(d) of the DSTA. An Independent Trustee shall be deemed independent and disinterested for all purposes, including when making any determination or taking any action as a Trustee.

Section 10. LEGAL STANDARD. (a) The Trustees shall be subject to the same fiduciary duties to which the directors of a Delaware corporation would be subject if the Trust were a

Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation. Without limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated under the doctrine commonly referred to as the “business judgment rule,” as defined and developed under Delaware law, to the same extent that the same actions or omissions of directors of a Delaware corporation in a substantially similar circumstance would be evaluated under such doctrine.

(b) The appointment, designation or identification of a Trustee as the Chair of the Board, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

(c) Except to the extent required by applicable law or expressly stated herein, (i) no Trustee or Trust officer shall have any fiduciary duty or other legal duty or obligation to the Trust, the Shareholders or any other Person, and (ii) the Trust shall have no fiduciary duty or other legal duty or obligation to the Shareholders or any other Person except the Trustees.

(d) Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

ARTICLE V.

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. VOTING POWERS.  The Shareholders shall have the power to vote only (i) for the election of Trustees and the filling of any vacancies on the Board of Trustees as set forth herein and in the By-Laws; (ii) for the removal of Trustees as set forth herein; (iii) on such additional matters as may be required by this Declaration of Trust, the By-Laws, the 1940 Act, other applicable law and any registration statement of the Trust filed with the Commission, the registration of which is effective; and (iv) on such other matters as the Board of Trustees may consider necessary or desirable. The Shareholder of record (as of the record date established pursuant to Section 4 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

Section 2 QUORUM AND REQUIRED VOTE.

(a)   Subject to any Board resolution establishing and designating a class of Shares, a majority of the Shares entitled to vote at a Shareholders’ meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders’ meeting, except when a larger quorum is required by applicable law or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements.  Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present.  Subject to any provision of this Declaration of Trust, the By-Laws, any Board resolution establishing and designating a class of Shares or applicable law that requires a different vote: (1) in all matters other than the election of Trustees, the affirmative “vote of a majority of the outstanding voting securities” (as defined herein) of the Trust entitled to vote at a Shareholders’ meeting at which a quorum is present, shall be the act of the Shareholders; and (2) Trustees shall be elected by not less than a plurality of the votes cast of the holders of Shares entitled to vote present in person or represented by proxy at a Shareholders’ meeting at which a quorum is present.  If any matter affects only the interests of some but not all classes then existing, then only the Shareholders of such affected classes shall be entitled to vote on the matter, in which case this paragraph shall apply to a vote at a meeting of such class with such changes in the context hereof as are necessary to substitute the class and its Shares or Shareholders for the Trust and its Shares or Shareholders.

(b)   Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast.  Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring any percentage of the outstanding voting securities of the Trust for approval.

Section 3. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent or consents in writing setting forth the action so taken is signed by the holders of all Shares entitled to vote on that action and is received by the secretary of the Trust.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a person or persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records.  Any Shareholder that has given a written consent or the Shareholder’s proxyholder or a personal representative of the Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the Trust before the written consents of all Shares entitled to vote have been received by the secretary of the Trust.  If any matter affects only the interests of some but not all classes then existing, then only the Shareholders of such affected classes shall be entitled to vote on the matter, in which case this paragraph shall apply to a consent in writing of such class with such changes in the context hereof as are necessary to substitute the class and its Shares or Shareholders for the Trust and its Shares or Shareholders.

Section 4. RECORD DATES.

(a)   For purposes of determining the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than one hundred twenty (120) days nor less than ten (10) days before the date of any such meeting.  For purposes of determining the Shareholders entitled to vote on any action without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than thirty (30) days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees.

(b)   If the Board of Trustees does not so fix a record date:

(i)
the record date for determining Shareholders entitled to notice of, and to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(iii)
the record date for determining Shareholders entitled to vote on any action by consent in writing without a meeting of Shareholders, (1) when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed written consent setting forth the action taken is delivered to the Trust, or (2) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.

(c)   For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution of assets of the Trust, the Board of Trustees may from time to time fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days before the date for the payment of such dividend or such other distribution.

Section 5. ADDITIONAL PROVISIONS.  The By-Laws may include further provisions for Shareholders’ votes, meetings and related matters.

ARTICLE VI.

NET ASSET VALUE; DISTRIBUTIONS; REPURCHASES; TRANSFERS

Section 1. DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS.

(a)   The Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued, shares of beneficial interest of the Trust, subject to any requirements or limitations of the 1940 Act.

(b)   The Board of Trustees may, subject to the 1940 Act, prescribe and shall set forth in the By-Laws, this Declaration of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share, or net income attributable to the Shares or, after providing for actual and accrued expenses and liabilities (including such reserves as the Board of Trustees may establish) determined in accordance with good accounting practices and subject to the preferences of any class of Shares then existing, the declaration and payment of dividends and distributions on the Shares, as it may deem necessary or desirable.

(c)   Before payment of any dividend there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust and its Shareholders, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

Section 2. REPURCHASE OF SHARES WITH SHAREHOLDER CONSENT.

(a)   The Trust may repurchase Shares on the open market or such Shares as are tendered by any Shareholder for repurchase pursuant to a repurchase offer or tender offer, if any, made by the Trust periodically or from time to time, upon the presentation by the Shareholder of a proper instrument of transfer together with a request directed to the Trust, its transfer agent or other duly authorized agent, that the Trust repurchase such Shares, or in accordance with such other procedures for repurchase as the Board of Trustees may from time to time authorize; and the Trust will pay therefore a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of such repurchase offer, tender offer, this Declaration of Trust, the By-Laws and other applicable law.  The obligations set forth in this Section 2 are subject to the provision that such obligations may be suspended or postponed by the Board of Trustees (1) during any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays; (2) if permitted by the rules of the Commission, during periods when trading on the Exchange is restricted; or (3) during any National Financial Emergency.  The Board of Trustees may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive.)

(b)   The repurchase price may in any case or cases be paid wholly or partly in kind if the Board of Trustees determines that such payment is advisable in the interest of the remaining Shareholders.  Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Board of Trustees.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities or other property selected for delivery as all or part of any payment in kind.

Section 3. REPURCHASE OF SHARES WITHOUT SHAREHOLDER CONSENT.  The Trust shall have the right at its option and at any time, subject to the 1940 Act and other applicable law, to repurchase Shares of any Shareholder at a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of this Declaration of Trust, the By-Laws and other applicable law:

(a) if at such time, such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (b) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the Shares determined from time to time by the Trustees.

Section 4. TRANSFER OF SHARES.  Shares shall be transferable in accordance with the provisions of the By-Laws.

ARTICLE VII.

LIMITATION OF LIABILITY
AND INDEMNIFICATION OF AGENT

Section 1. LIMITATION OF LIABILITY.

(a)   For the purpose of this Article, “Agent” means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “Expenses” include without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Article.

(b)   An Agent shall be liable to the Trust and to any Shareholder solely for such Agent’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as “Disqualifying Conduct”), and for nothing else.

(c)   Subject to subsection (b) of this Section 1 and to the fullest extent that limitations on the liability of Agents are permitted by the DSTA, the Agents shall not be responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser or Principal Underwriter of the Trust.

(d)   No Agent, when acting in its respective capacity as such, shall be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in subsections (b) and (c) of this Section 1, for any act, omission or obligation of the Trust or any Trustee thereof.

(e)   The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, the By-Laws, applicable law and their respective duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond hereunder, nor any surety if a bond is required by applicable law.

(f)   The failure to make timely collection of dividends or interest, or to take timely action with respect to entitlements, on the Trust’s securities issued in emerging countries, shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Trust’s assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee’s or officer’s Disqualifying Conduct.

(g)   The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

(h)   No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

Section 2. INDEMNIFICATION.

(a)   INDEMNIFICATION BY TRUST.  The Trust shall indemnify, out of Trust Property, to the fullest extent permitted under applicable law, any Person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such Person is or was an Agent of the Trust, against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding if such Person acted in good faith or in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such Person was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the Person did not act in good faith or that the Person had reasonable cause to believe that the Person’s conduct was unlawful.

(b)   EXCLUSION OF INDEMNIFICATION.  Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of the Agent’s Disqualifying Conduct.  In respect of any claim, issue or matter as to which that Person shall have been adjudged to be liable in the performance of that Person’s duty to the Trust or the Shareholders indemnification shall be made only to the extent that the court in which that action was brought shall determine, upon application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person’s Disqualifying Conduct.

(c)   REQUIRED APPROVAL.  Any indemnification under this Article shall be made by the Trust if authorized in the specific case on a determination that indemnification of the Agent is proper in the circumstances by a majority vote of Trustees, even though such number of Trustees shall be less than a quorum, who are not parties to the Proceeding and have no economic or other interest in connection with such specific case; a committee of such Trustees designated by majority vote of such Trustees even though such number of Trustees shall be less than a quorum; or by independent legal counsel in a written opinion.

(d)   ADVANCEMENT OF EXPENSES.  Expenses incurred by an Agent in defending any Proceeding may be advanced by the Trust before the final disposition of the Proceeding on receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article.

(e)   OTHER CONTRACTUAL RIGHTS.  Nothing contained in this Article shall affect any right to indemnification to which Persons other than Trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

(f)   FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.  This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person’s capacity as such, even though that Person may also be an Agent of the Trust as defined in Section 1 of this Article.  Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

Section 3. INSURANCE.  To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property, insurance for liability and for all Expenses reasonably incurred or paid or expected to be paid by an Agent in connection with any Proceeding in which such Agent becomes involved by virtue of such Agent’s actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Agent against such liability.

Section 4. DERIVATIVE ACTIONS.  Subject to the requirements set forth in Section 3816 of the DSTA, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if (i) the Shareholder or Shareholders first make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such action is excused; and (ii) holders of a majority of the Shares join in the bringing of such action.  A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue.  A Trustee shall not be deemed to have a material personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.

ARTICLE VIII.

APPROVAL OF CERTAIN TRANSACTIONS

Section 1. VOTE REQUIRED.  Notwithstanding any other provision of this Declaration of Trust to the contrary and subject to the exceptions provided in this Article VIII, each of the transactions described in this Article VIII (other than Section 2 of this Article VIII with respect to dissolution and termination) shall require the approval of the Board of Trustees and the affirmative vote of the holders of 75% of the Shares entitled to vote to approve, adopt or authorize such transaction unless such action has been previously approved, adopted or authorized by the affirmative vote of two-thirds (66 2/3%) of the Board of Trustees, in which case the Shareholder vote set forth in Article V, Section 2(a)(1) shall be required.  If any matter affects only the interests of some but not all classes then existing, then only the Shareholders of such affected classes shall be entitled to vote on the matter, in which case this paragraph shall apply to a vote at a meeting of such class with such changes in the context hereof as are necessary to substitute the class and its Shares or Shareholders for the Trust and its Shares or Shareholders.

Section 2. DISSOLUTION AND TERMINATION.

(a)   The Trust shall have perpetual existence unless dissolved upon:

(i)	The vote of the Board of Trustees; or

(ii)	The occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of Trust or the DSTA.

(b)   Each class hereafter created shall have perpetual existence unless terminated upon:

(i)	The vote of the Board of Trustees;

(ii)
The occurrence of a termination event pursuant to any other provision of this Declaration of Trust, the DSTA or the occurrence of a termination event pursuant to any Board resolution establishing and designating such class; or

(iii)	Any event that causes the dissolution of the Trust.

(c)   Upon dissolution of the Trust, the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations of the Trust, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust, but for which the identity of the claimant is unknown.  If the Trust has sufficient assets, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If the Trust has insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefore.  Any remaining assets (including, without limitation, cash, securities or any combination thereof) shall be distributed to the Shareholders ratably according to the number of Shares held of record by the several Shareholders on the record date for such dissolution distribution, subject to any then existing preferential rights of Shares.  Upon the winding up of the Trust in accordance with Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed, a certificate of cancellation, with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

Section 3. MERGER OR CONSOLIDATION; CONVERSION; REORGANIZATION.

(a)   MERGER OR CONSOLIDATION.  Pursuant to an agreement of merger or consolidation, the Board of Trustees may cause the Trust to merge or consolidate with or into one or more statutory trusts or “other business entities” (as defined in Section 3801 of the DSTA) formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall require approval by vote of the Board of Trustees and Shareholders as set forth in Section 1 of this Article VIII.  By reference to Section 3815(f) of the DSTA, any agreement of merger or consolidation approved in accordance with this Section 3(a) may, without a Shareholder vote, unless required by the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, effect any amendment to this Declaration of Trust or the By-Laws or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.  In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a merger or consolidation, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.  Upon completion of the merger or consolidation, if the Trust is the surviving or resulting statutory trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.

(b)   CONVERSION.   The Board of Trustees may cause (i) the Trust to convert to an “other business entity” (as defined in Section 3801 of the DSTA) formed or organized under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares to be converted into beneficial interests in another statutory trust created pursuant to this Section 3 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.  Any such statutory conversion, Share conversion or Share exchange shall require approval by vote of the Board of Trustees and Shareholders as set forth in Section 1 of this Article VIII; PROVIDED, HOWEVER, that in all respects not governed by the DSTA, the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a statutory conversion, Share conversion or Share exchange, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.

(c)   REORGANIZATION.   The Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state in exchange for cash, shares or other securities with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities of the Trust, or (b) not being made subject to, or not with the assumption of, such liabilities.  Such sale, conveyance and transfer shall require approval by vote of the Board of Trustees and Shareholders as set forth in Section 1 of this Article VIII. Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders; and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.  In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a sale of assets including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.

Section 4. RECLASSIFICATION OF THE TRUST.  The Board of Trustees may cause the Trust to be converted from a “closed-end company” to an “open-end company” (as those terms are defined, respectively, in Sections 5(a)(2) and 5(a)(1) of the 1940 Act).  Such reclassification of the Trust shall require approval by vote of the Board of Trustees and Shareholders as set forth in Section 1 of this Article VIII.

Section 5. PRINCIPAL HOLDER TRANSACTIONS.

(a)  The following  transactions  shall require approval by vote of the Board of Trustees and Shareholders as set forth in Section 1 of this Article VIII:

(i)	Issuance of any securities of the Trust to any Principal Holder for cash; or

(ii)
Sale, lease, or exchange to the Trust, in exchange for securities of the Trust, of any assets of any Principal Holder (except assets having an aggregate fair market value of less than  $1,000,000, aggregating for the purpose of such aggregate  amount, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(b)   For purposes of this Section 5, the term “Principal Holder” shall mean any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)), that is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Holder, but shall not include FRI or any affiliated person of FRI.  For the purposes of this Section 5, in addition to the Shares which a Principal Holder beneficially owns directly, a Principal Holder shall be deemed to be the beneficial owner of any Shares (1) which the Principal Holder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other Person or group with which the Principal Holder or its

“affiliate” or “associate,” as those terms are defined in Rule 12b-2 under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined.  For purposes of this Section 5, calculation of the total Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.

(c)   The Board of Trustees shall have the power and duty to determine for the purposes of this Section 5, on the basis of information known to the Trust whether (i) a Person or group beneficially owns more than ten percent (10%) of the Shares, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, and (iii) the assets being acquired or leased by or to the Trust have an aggregate fair market value of less than $1,000,000 (as defined above).  Any such determination shall be conclusive and binding for all purposes of this Section 5 in the absence of manifest error.

ARTICLE IX.

AMENDMENTS

Section 1. AMENDMENTS GENERALLY.  Subject to the provisions of Section 3(a) of Article VIII and Section 2 of this Article IX, this Declaration of Trust may be restated and/or amended at any time by the Board of Trustees, without approval of the Shareholders.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees, without Shareholder approval, to correct any inaccuracy contained therein.  Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one (1) Trustee and shall be effective immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Section 2. SPECIAL AMENDMENTS.  Notwithstanding any other provision of this Declaration of Trust or the By-Laws, the amendment or repeal of Article IV, Sections 1, 2 and 3, Article V, Article VII, Article VIII and this Article IX of this Declaration of Trust shall require the approval of the Board of Trustees and the affirmative vote of holders of at least two-thirds (66 2/3%) of the Shares entitled to vote, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds (66 2/3%) of the Board of Trustees, in which case the Shareholder vote set forth in Article V, Section 2(a)(1) shall be required.

ARTICLE X.

MISCELLANEOUS

Section 1. REFERENCES; HEADINGS; COUNTERPARTS.  In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof’ and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 2. APPLICABLE LAW.  This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code.  The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

Section 3. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(a)   The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)   If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 4. STATUTORY TRUST ONLY.  It is the intention of the Trustees to create a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustees and beneficial owner within the meaning of the DSTA between, respectively, the Trustees and each Shareholder.  It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 5. USE OF THE NAMES “FRANKLIN” OR “TEMPLETON”.(a)The Board of Trustees expressly agrees and acknowledges that the names “Franklin” and “Templeton” are the sole property of Franklin Resources, Inc. (“FRI”). FRI has granted to the Trust a non-exclusive license to use such names as part of the name of the Trust now and in the future.  The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by FRI if the Trust ceases to use FRI or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of FRI for such purposes.  In such event, the nonexclusive license may be revoked by FRI and the Trust shall cease using the names “Franklin” and “Templeton,” or any name misleadingly implying a continuing relationship between the Trust and FRI or any of its Affiliates, as part of its name unless otherwise consented to by FRI or any successor to its interests in such names.

The Board of Trustees further understands and agrees that so long as FRI and/or any future advisory Affiliate of FRI shall continue to serve as the Trust’s Investment Adviser, other registered closed- or open-end investment companies (“funds”) as may be sponsored or advised by FRI or its Affiliates shall have the right permanently to adopt and to use the names “Franklin” and “Templeton” in their names and in the names of any series or class of shares of such funds.

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IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the date first written above.

/s/ Harris J. Ashton Harris J. Ashton	/s/ Mary C. Choksi Mary C. Choksi
/s/ Larry D. Thompson Larry D. Thompson	/s/ Edith E. Holiday Edith E. Holiday
/s/ Gregory E. Johnson Gregory E. Johnson	/s/ Rupert H. Johnson, Jr. Rupert H. Johnson, Jr.
/s/ J. Michael Luttig J. Michael Luttig	/s/ Terrence J. Checki Terrence J. Checki